Exhibit (8)(n)(iii)

                          JANUARY 31, 2001 AMENDMENT TO
                          FUND PARTICIPATION AGREEMENT
                                      AMONG
           LAZARD ASSET MANAGEMENT, LAZARD RETIREMENT SERIES, INC. AND
                       CONSECO VARIABLE INSURANCE COMPANY


     For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the January 11, 2000 Fund Participation Agreement among Lazard Asset Management, Lazard Retirement Series, Inc. and Conseco Variable Insurance Company as follows:

1.   Article I.  Definitions 1.10 to read as follows:

                  "Separate Account" shall mean Conseco Variable Accounts C, E, F, G, H and I and Conseco Variable Account L, Separate Accounts established by Insurance Company in accordance with the laws of the State of Texas.


2.   All other terms of the Agreement shall remain in full force and effect.


     IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of this date, ____________________, 2001.


                                             LAZARD ASSET MANAGEMENT

                                             By: /s/ Charles Carroll   2/27/01
                                                --------------------------------
                                             Name: Charles Carroll
                                             Title: Managing Director

                                             LAZARD RETIREMENT SERIES, INC.

                                             By: /s/ David M. Goldenberg
                                                --------------------------------
                                             Name: David M. Goldenberg
                                             Title: Vice President and Secretary

                                             CONSECO VARIABLE INSURANCE
                                             COMPANY

                                             By: /s/ Lisa Nordhoff
                                                --------------------------------
                                             Lisa Nordhoff
                                             Vice President